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                                                                EXHIBIT 5.2


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022-3897

                               TEL:(212) 735-3000
                               FAX:(212) 735-2000




                                                      January 23, 1998

Bear Island Paper Company, L.L.C.
Bear Island Finance Company II
10026 Old Ridge Road
Ashland, Virginia  23005

Ladies and Gentlemen:

         We have acted as special counsel to Bear Island Paper Company, L.L.C., a Virginia limited liability company (the "Company") and Bear Island Finance Company II, a Delaware corporation ("FinCo" and, together with the Company, the "Issuers") in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-42201) filed by the Issuers with the Securities and Exchange Commission (the "Commission") on December 12, 1997, and amended on the date hereof (as amended, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of $100,000,000 aggregate principal amount of 10% Series B Senior Secured Notes Due 2007 (the "Notes") in connection with a proposed exchange offer (the "Exchange Offer").

         The Notes are to be issued pursuant to the Indenture, dated as of December 1, 1997 (the "Indenture"), among the Issuers, Bear Island Timberlands Company, L.L.C., a Virginia limited liability company ("Timberlands"), F.F. Soucy, Inc., a corporation organized under the laws of Canada ("Soucy Inc."), Crestar Bank as

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Bear Island Paper Company, L.L.C.
Bear Island Finance Company II
January 23, 1998
Page 2



trustee, and, with respect to certain provisions thereof, Brant-Allen Industries, Inc., a Delaware corporation ("Brant-Allen").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement, dated as of December 1, 1997 (the "Registration Rights Agreement"), among the Issuers, TD Securities (USA) Inc. and Salomon Brothers Inc; (iii) the form of the Notes and a specimen certificate thereof; (iv) the Certificate of Incorporation of FinCo, as currently in effect; (v) the By-Laws of FinCo, as currently in effect; (vi) certain resolutions of the Board of Directors of FinCo relating to the issuance and exchange of the Notes and related matters; and (vii) the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         The documents listed in items (ii), (iii) and (vii) above are collectively referred to herein as the "Opinion Documents."

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents

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Bear Island Paper Company, L.L.C.
Bear Island Finance Company II
January 22, 1998
Page 3



of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than FinCo, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except as to the Company and the Notes, as to which we express our opinion below) the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Issuers and others.

         As used herein, the following terms shall have the following respective meanings:

         "Opinion Party" means each of the Issuers, Timberlands, Soucy Inc. and Brant-Allen and "Opinion Parties" means all of those parties, collectively.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law (the "DGCL").

         Based upon and subject to the foregoing, we are of the opinion that the issuance of the Notes has been duly authorized by FinCo, and when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Notes are duly executed, authenticated and issued in accordance with the Indenture and

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Bear Island Paper Company, L.L.C.
Bear Island Finance Company II
January 22, 1998
Page 4



delivered and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed, without independent investigation, that the execution and delivery by each of the Opinion Parties of each of the Opinion Documents to which it is a party and the performance of its obligations thereunder do not and will not conflict with, contravene, violate or constitute a default under: (i) the Certificate of Incorporation, By-Laws or other organizational documents of such Opinion Party (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or By-laws of FinCo), (ii) any indenture, instrument or other agreement to which such Opinion Party or its property is subject, (iii) any law, rule or regulation to which such Opinion Party is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the DGCL and those laws, rules and regulations (other than securities and antifraud laws) of the State of New York and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents, but without our having made any special investigation concerning any other laws, rules, or regulations), (iv) any judicial or administrative

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Bear Island Paper Company, L.L.C.
Bear Island Finance Company II
January 22, 1998
Page 5



judgment, injunction, order or decree of any governmental authority or
(v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, or notice to, any governmental authority. We have also assumed that the Company has been duly formed and is validly existing.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom LLP